ARTHUR ANDERSEN LLP

                    Consent of Independent Public Accountants


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 31, 1996, included in Boddie-Noell Properties, Inc.'s Form 10-K for the year ended December 31, 1997, and dated January 26, 1996, included in Boddie-Noell Properties, Inc.'s Form 8-K dated July 27, 1998, as amended September 21, 1998, and to all references to our firm included in this registration statement.

                               Arthur Andersen LLP

                               /s/ Arthur Andersen LLP


Raleigh, North Carolina
January 11, 1999




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